4                         EXHIBIT 99.4




                             CENTERRE BANCORPORATION

                            1987 STOCK INCENTIVE PLAN


     1. Purpose of the Plan

     The Centerre Bancorporation 1987 Stock Incentive Plan is intended as an incentive to, and to encourage ownership of Centerre Bancorporation's ("Centerre") stock by, certain key Executive Employees (as herein defined) of Centerre and its Subsidiaries.

     2. Definitions

               A. "Board" means the Board of Directors of Centerre.

               B.   "Centerre"   means  Centerre   Bancorporation,   a  Missouri
          corporation.

               C. "Committee" means the committee designated in paragraph 5 hereof.

               D. "Common Stock" means shares of the authorized but unissued Common Stock, par value Ten Dollars ($10.00) per share, of Centerre or such stock which has previously been issued but is held in the treasury of Centerre.

               E. "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last


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          for a  continuous  period  of not less than  twelve  (12)  months.  An individual shall not be considered to have suffered a Disability unless he furnishes to the Committee proof of the existence thereof in such form and manner and at such times as required by the Secretary of the Treasury of the United States.

               F. "Incentive Stock Option" ("ISO") means an option which meets the requirements of Section 422A(b) of the Internal Revenue Code of 1986, as amended from time to time.

               G. "Key Executive Employee" means a person who is employed in a position of administrative or managerial responsibility by Centerre or a Subsidiary.

               H. "Non-Qualified Stock Option" (NQO") means an option which is not an ISO.

               I. "Parent" means any corporation (other than Centerre or a Subsidiary) in an unbroken chain of corporations ending with Centerre if, at the time of the granting of an ISO, NQO or Performance Share, each of the corporations, other than Centerre or a Subsidiary, owns stock possessing fifty percent (50%) or more of all classes of stock in one of the other corporations in such chain.

               J. "Participant" means a Key Executive Employee who is selected by the Committee to receive a grant under the Plan.

               K. "Performance Cycle" means the period of years designated by the Committee during which the performance of Centerre is measured for the purpose of determining the extent to which a grant of Performance Shares has been earned.


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               L.  "Performance  Share" means a phantom share  equivalent to one share of Common Stock.

               M. "Plan" means the Centerre Bancorporation 1987 Stock Incentive Plan.

               N. "Subsidiary" means any corporation, other than Centerre, in an unbroken chain of corporations beginning with Centerre, is at the time of grant of an ISO, NQO or Performance Share hereunder each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               O. "Vesting Formula" means the formula established by the Committee for a Performance Cycle to determine the timing and extent to which Performance Shares granted for such Performance Cycle are earned.

     3. Stock Subject to the Plan

     There has been allocated to the Plan and reserved for issue upon the exercise of ISO's or NQO's granted under the Plan or for grant of Performance Shares an aggregate of four hundred eighty-five thousand (485,000) shares of Common Stock; provided, however, that no more than seventy-five thousand (75,000) shares of such Common Stock may be granted as Performance Shares. If any such options shall expire or terminate for any reason without having been exercised in full, or a Performance Share is forfeited for any reason prior to the end of the applicable Performance Cycle, the shares subject thereto shall again be available for the purpose of the Plan. To the extent Performance Shares are unearned at the end of the applicable


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Performance  Cycle, such shares shall not thereafter be available for new grants under the Plan.

     4. Administration

     The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have complete authority to:

     (a) interpret the Plan;

     (b) prescribe, amend and rescind rules and regulations relating to the Plan;

     (c) determine the individuals to whom, and the time or times at which, ISO's, NQO's and Performance Shares shall be granted;


     (d) determine the number of shares to be subject to each ISO, NQO and Performance Share grant and the terms and provisions of each ISO, NQO and Performance Share agreement;

     (e) determine the duration of each Performance Cycle, which may vary in length from and overlap with preceding Performance Cycles;

     (f) determine the vesting Formula for each Performance Cycle which shall reflect key financial and strategic objectives. During any Performance Cycle, the Committee may adjust the vesting formula for such Performance Cycle as it deems equit-

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able in recognition of unusual or non-recurring events affecting Centerre; and

     (g) make all determinations not specifically set forth in (a) through (f) above which it considers necessary or desirable for the administration of the Plan.

     The determination of the Committee with respect to (a) through (g) above shall be final.

5. The Committee

     The Committee shall be the Human Resources Committee of Centerre or such other committee as is designated by the Board. It shall consist of three (3) or more members of the Board who qualify as "disinterested persons," as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time. The Committee shall be appointed by the Board, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The
Committee may select on of its members as its Chairman and shall hold its meetings at such time and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary, shall keep minutes of its

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meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

6. Eligibility

     ISO's, NQO's and Performance Shares may be granted under the Plan only to Key Executive Employees of Centerre or its Subsidiaries.

7. Stock Options

     A. Option Price. The purchase price of the Common Stock under each ISO issued hereunder shall not be less than one hundred percent (100%) of the fair market value of the Common Stock at the time of the grant of the ISO. The purchase price of the Common Stock under each NQO issued hereunder shall not be less than eighty-five percent (85%) of the fair market value of the Common Stock at the time of the grant of the NQO. The fair market value shall generally be considered to be the mean between the high and low selling prices of the Common Stock as reported on the NASDAQ system at the close of business on the day the ISO or NQO is granted; provided, however, that the Committee may adopt any other criterion for the determination of such fair market value as it may in good faith determine to be appropriate. It is the intent of Centerre that all ISO's granted under the Plan shall be exercisable at the fair market value of the Common Stock on the date of grant as determined in good faith and that all NQO's granted under the Plan shall be exercisable at no less than eighty-five percent (85%) of the fair market value

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


of the Common Stock on the date of grant as determined in good faith.

     B. Payment of Option Price. The purchase price is to be paid in full upon the exercise of an ISO or NQO, either (1) in cash, or (2) in the discretion of the Committee, by the tender to Centerre of shares of the Common Stock owned by the optionee and registered in his name having a fair market value equal to the cash exercise price of the option being exercised, with the fair market value of such stock to be determined in such appropriate manner as may be provided for by the Committee or as may be required in order to comply with, or to conform to the requirements of, any applicable law or regulation, or (3) in the discretion of the Committee, by any combination of the payment methods specified in clauses
(1) and (2) hereof; provided, however, that no shares of Common Stock may be tendered in exercise of an option if such shares were acquired by the optionee through the exercise of an ISO unless (i) such shares have been held by the optionee for at least one year, and (ii) at least two years have elapsed since such ISO was granted. The Proceeds of sale of stock subject to ISO's or NQO's are to be added to the general funds of Centerre or to the shares of the Common Stock held in treasury and used for the corporate purposes of Centerre as the Board shall determine.

     C. Limitation on Exercise of ISO's. The maximum aggregate fair market value (determined as of the time an ISO is

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


granted) of Common Stock with respect to which ISO's are first exercisable by an optioneee in any calendar year (under all plans of Centerre and its Parent and Subsidiaries) shall not exceed an aggregate fair market value of one hundred thousand dollars ($100,000.00).

     D. Term and Exercise of Options. The term of each ISO or NQO granted hereunder shall not be more than ten (10) years from the date of granting thereof. Within such limit, each ISO or NQO will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all optionees; provided, however, that, notwithstanding the term of an option except as provided in subparagraphs E and F following, no ISO or NQO may be exercised at any time unless the optionee is then an employee of Centerre or a Subsidiary and has been so employed continuously since the granting of the ISO or NQO.

     E. Termination of Employment. In the event that any optionee shall cease to be employed either by Centerre or any of its Subsidiaries other than by reason of death or Disability, such optionee may (unless otherwise provided in his option agreement) exercise an option, if it has not been canceled, to the extent he was entitled to exercise it at the time of such termination of employment, at any time during the period beginning thirty-one (31) days after such termination and ending ninety (90) days after such termination, but not after ten (10) Years

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


from the date of the granting thereof. Notwithstanding the foregoing, the Committee, in accordance with paragraph 4 of the Plan, may, within the thirty
(30) day period beginning with the termination of employment of the optionee, in its sole discretion, with or without cause, cancel the option. ISO's and NQO's granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of Centerre or any of its Subsidiaries.

     F. Death or Disability of Holder of Option. In the event of the death of an optionee while he is employed by Centerre or any of its Subsidiaries, or within three (3) months after termination of his employment, the option theretofore granted to him may be exercised by the executor or administrator of his estate or by the person or persons by whom his rights under such option shall pass by his will or the laws of descent and distribution at any time within twelve (12) months after his death, but not after ten (10) years from the date of granting thereof, or such shorter period as shall be prescribed in such option, and only if and to the extent he was entitled to exercise the option at the date of his death. If the optionee terminates employment on account of Disability he may exercise such option to the extent he was entitled to exercise it at the date of such termination of employment at anytime within twelve (12) months after the termination of employment but not after ten (10) years from the date of granting thereof.

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     8.   Performance Shares

     A. Payment of Performance Shares. Performance Shares earned by applying the Vesting Formula for a Performance Cycle shall be paid in cash and/or shares of Common Stock, in such proportions as the Committee shall determine. Prior to vesting, Participants may irrevocably defer receipt of payment of earned Performance Shares under terms established by the Committee.

     B. Termination of Employment. In the event that a Participant shall cease to be an Employee other than by reason of death, Disability or retirement prior to the end of a Performance Cylce, unless otherwise provided by the Committee all unearned Performance Shares shall be immediately forfeited.

     C. Death, Disability or Retirement of a Participant. In the event of the death, Disaibility or retirement of a Participant during a Performance Cycle, unless otherwise provided by the Committee, (1) the Participant shall earn such number of Performance Shares at the end of Centerre's fiscal Year in which his death, Disability or retirement occurred as if he had remained an Employee until such time, prorated based upon the period during such fiscal year which the Participant was an Employee; and (2) all remaining unearned Performance Shares shall be forefeited. Payment shall be made to the Participant or to the executor or administrator of his estate or to the person or persons to whom his rights to such Performance Shares shall pass by his will or the laws of descent and distribution, as the case may be.

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     9. Non-Transferability of Options and Performance Shares

     Each ISQ, NQO or Performance Share granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws of descent and distribution and an ISO or NQO may be exercised, during the lifetime of the holder thereof, only by him.

     10. Amendment and Termination of the Plan

     The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not, without further approval by the stockholders of Centerre, increase the maximum number of shares as to which ISO's, NQO's or Performance Shares may be granted under the Plan (except under the antidilution provisions in subparagraph 12F), change the class of Employees to whom options may be granted, withdraw the authority to administer the Plan from a committee whose members meet the requirements of paragraph 5 hereof, of materially increase the benefits accruing to Participants under the Plan.

     11. Term of Plan

     This Plan shall terminate five (5) Years after the date on which it is approved and adopted by the Board, and no ISO, NQO or Performance Share shall be granted hereunder after the expiration of such five (5) year period. ISO's, NQO's and Performance Shares outstanding at the termination of the Plan shall continue in full force and effect and shall not be affected thereby.

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     12. Miscellaneous

     A. Rights as Stockholder. The holder of an ISO, NQO or Performance Share shall have none of the rights of a stockholder with respect to shares of Common Stock subject to an ISO, NQO or Performance Share grant until shares are actually issued to him.

     B. Rights to Continued Employment. Nothing in the Plan or in any grant pursuant to the Plan shall confer on any individual any right to continue in the employ of Centerre or a Subsidiary or interfere with the right or Centerre or a Subsidiary to terminate his employment at any time.

     C. Leaves of Absence. This ISO, NQO and Performance Share agreements issued pursuant to the Plan may contain such provisions as the Committee shall determine with respect to the effect of approved leaves of absence.

     D. Agreement to Serve. Each individual granted an ISO, NQO or Performance Share shall agree that he will remain in the service of Centerre or a Subsidiary for a Period of at least one (1) Year from the date of the grant, at the pleasure of the Board and at such compensation as the Board or any committee thereof shall reasonably determine from time to time.

     E. Investment Purpose. Each ISO or NQO under the Plan shall be granted only on the condition that all purchases of stock thereunder shall be for investment Purposes, and not with a view to resale or distribution, except that the Committee may



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make  such  provision  in ISO's  and  NQO's  granted  under the Plan as it deems necessary or advisable for the release of such condition upon the registration under the Securities Act of 1933, as amended, of Common Stock subject to the option, or upon the happening of any other contingency warranting the release of such condition.

     F. Adjustments Upon Changes in Capitalization. Notwithstanding any other provision in the Plan, the agreements entered into hereunder may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number, price and class of shares subject to each outstanding IS, NQO and Performance Share in the event of changes in the outstanding Common Stock by reason of stock dividends, recapitalization, mergers, consolidations, splitups, combinations or exchanges or shares and the like, and, in the event of any such change in the outstanding Common Stock, the aggregate number of shares as to which grants may be made under the Plan shall be appropriately adjusted by the Committee.

     G. Adverse Effect on Optionee of Amendment or Terminations of Plan. No amendment or termination of the Plan may, without the consent of an employee to whom any IS, NQO or Performance Share shall have been granted, adversely affect the rights of such employee under such IS, NQO or Performance Share grant.

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     H. Time of Granting of Option or  Performance  Share. A grant of an IS, NQO or a Performance Share under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members, duly recorded in the records thereof, makes a grant of an IS, NQO or Performance Share to an eligible employee of Centerre or a Subsidiary.

     13. Discretionary Payment in Lieu of Purchase

     In lieu of exercise of his ISO, NQO or any portion thereof, an optionee may request that the Committee authorize cancellation of that portion of the option covered by the request and payment to him of an amount equal to the difference between the purchase price and the fair market value of the Common Stock on the date of the request. Such request may, in the sole discretion of the Committee, be approved or denied in whole or in part. The Committee may, if it shall approve any such request either in whole or in part, at its sole discretion, authorize such payment to be made in shares of Common Stock of Centerre valued at fair market value on the date of the request, or in cash, or partly in such shares and partly in cash. Denial or approval of any such request shall not require a subsequent request to be similarly treated by the Committee.

     14. Tax-Offset Bonus Rights

     The Committee, in its sole discretion, may grant tax-offset bonus rights ("TOBR's") with respect to NQO's. Such TOBR's may be granted to an optionee at the time of the grant of the related


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NQO or  subsequent  thereto,  but only with  respect to the related  NQO. A TOBR shall entitle the optionee to receive from Centerre or a Subsidiary upon exercise of the related NQO or six months thereafter, whichever is appropriate as hereinafter indicated, or upon payment in cancellation of an NQO, an amount in cash equal to (1) the excess, if any, of the aggregate market price of the shares subject to a cancelled NQO or acquired by the exercise of an NQO on the date of exercise (or, if the optionee is subject to the restrictions of Section 16 of the Securities Exchange Act of 1934 and does not make an election under
Section 83(b) of the Internal Revenue Code of 1986, as amended from time to time, the aggregate market price six months after the date of exercise) over the aggregate purchase price of the shares cancelled or acquired by such exercise, multiplied by (2) a percentage (either fixed or by formula) determined solely by the Committee. The Committee shall determine all other terms and provisions of any TOBR, including but not limited to the date of grant, the term, the effect of employment termination and death and the formula to determine the amount payable upon exercise or cancellation of the related NQO. No TOBR shall be assignable or transferable except to the extent the Committee permits such TOBR to the assigned by will or through the laws of descent and distribution.

     15. Change of Control

     In order to maintain the Participant's rights in the event of a Change of Control of Centerre, as hereinafter defined, the


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Board, in its sole  discretion,  may,  subject to the provisions of subparagraph
7C, either at the time a grant is made hereunder or at the time of a Change of Control (1) provide for the acceleration of any time periods relating to the exercise or realization of such grants so that such grants may be exercised or realized in full on or before a date fixed by the Board; or (2) provide for the purchase of such grants, upon the Participant's request, for an amount of cash equal to the amount which would have been payable if such grants were currently exercisable (and the underlying shares of stock immediately sold) or payable; or
(3) make such adjustment to the grants then outstanding as the Board deems appropriate to reflect such transaction or change; or (4) cause the grants then outstanding to be assumed, or new grants substituted therefor, by the surviving corporation in such Change of Control. The Board may, at its discretion, include such further provisions and limitations in any agreements executed hereunder as it may deem equitable and in the best interests of Centerre.

     "Change of Control" means a change of control of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, or any comparable successor provision (the "Exchange Act"). Without limiting the foregoing a Change of Control shall be deemed to have occurred for the purposes of this Agreement, regardless of the provisions of the Exchange Act, if (i) any



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"person",  including any "group" of persons, (as such terms are used in Sections
13(d) or 14(d)(2) of the Exchange Act), is or becomes the beneficial owner (as determined in accordance with Rule 13d-3 promulgated under the Exchange Act), directly or indirectly of securities of Centerre which, when combined with all securities of Centerre theretofore directly or indirectly beneficially owned by such person, represent 20% or more of the combined voting power of Centerre's then outstanding securities; (ii) at any time persons who are directors of Centerre at the date hereof, together with persons becoming directors of Centerre subsequent to the date hereof whose election, or nomination for election, was approved by a vote of at lease three-quarters of (or if less, all but one of) the persons then comprising the Board of Directors of Centerre, ("Continuing Directors") cease for any reason to constitute at lease two-thirds of the directors of Centerre; (iii) Centerre is a party to a merger or consolidation (other than with a wholly owned subsidiary of Centerre) in which Centerre is not the surviving parent corporation; (iv) Centerre is the surviving parent corporation in a merger or consolidation which results in Continuing Directors Prior to such merger or consolidation ceasing to constitute at least two-thirds of the directors of Centerre.

     16. Effectiveness of the Plan

     The Plan shall become effective upon adoption by the Board, subject, however to its further approval by the stockholders of



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Centerre  given within  twelve (12) months after the date the Plan is adopted by the Board, at a regular meeting of the stockholders, at a special meeting duly called and held for such Purpose, or by any other method permitted by the law of Missouri. Grants of ISO's, NQO's and Performance Shares may be made prior to such stockholders' approval, but all grants made prior to such stockholders' approval shall be subject to the obtaining of such approval and, if such approval is not obtained, such grants and the options and Performance Shares related thereto shall not be effective for any Purpose.


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